UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

PRO-PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 Wells Avenue, Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-0033

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 22, 2004, we issued a press release reporting, among other things, our financial results for the three months and the nine months ended September 30, 2004. The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 8.01 Other Events.

On November 12, 2004, we issued a press release announcing the response of David Platt, our President and CEO, to the decision of the arbitrator to allow him to continue to control the prosecution of his patent applications that relate to the modified pectin technology that he developed and licensed to GlycoGenesys, Inc. in 1994. The press release is furnished as Exhibit 99.2 and is attached hereto. On November 18, 2004, we issued a press release addressing certain statements made by GlycoGenesys, Inc. in press releases it issued in connection with the aforementioned arbitrator’s decision and pending litigation between GlycoGenesys, Dr. Platt and Pro-Pharmaceuticals. The press release is furnished as Exhibit 99.3 and is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release of Pro-Pharmaceuticals, Inc. dated November 22, 2004
Exhibit 99.2	Press Release of Pro-Pharmaceuticals, Inc. dated November 12, 2004
Exhibit 99.3	Press Release of Pro-Pharmaceuticals, Inc. dated November 18, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ David Platt
David Platt
President and Chief Executive Officer

Date: November 22, 2004